EXHIBIT 99.1

ITUS Announces Reverse Stock Split

with the Intention to List Shares on NASDAQ

LOS ANGELES, CA – June 25, 2015: ITUS Corporation (“ITUS”) (OTCQB: ITUS), today announced that effective at 9:00 a.m. Eastern Standard Time on Friday, June 26, 2015, the company will implement a 1 for 25 reverse stock split of its common shares. The company’s common stock will begin trading on a post-reverse stock split basis on the OTCQB under the temporary symbol “ITUSD” effective with the open of business on June 26, 2015. The company’s shareholders approved implementation of a reverse stock split on August 8, 2014, and the company’s board of directors has determined to take such action to help the company become eligible for listing on The NASDAQ Stock Market.

Robert Berman, ITUS’s President and CEO, stated, “The excessively large number of outstanding ITUS shares has been an ongoing concern raised by investors and others in the financial community.  With the announcement of our new business direction and the launch of exciting initiatives such as Anixa, our cancer diagnostics subsidiary, the timing is right to clean up the capital structure of the company as we complete our transformation and position the company for long term success.”

As a result of the reverse stock split, every 25 shares of ITUS’s issued and outstanding shares of common stock will be automatically converted into 1 share of common stock. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share. Additionally, as a result of the reverse stock split the number of shares of ITUS’s common stock and preferred stock authorized under our Certificate of Incorporation, as amended, will be decreased by the same proportion as the outstanding shares of common stock.

The reverse stock split will reduce the number of ITUS’s issued and outstanding common stock from approximately 219 million shares, pre-reverse stock split, to approximately 8.8 million shares, post-reverse stock split. In most instances,  the only way to obtain new ITUS share certificates will be to physically exchange old share certificates.  To facilitate a smooth transition, we recommend that shareholders first obtain possession of their physical stock certificates. If necessary, shareholders should request such certificates from their brokers, if they have not already done so. Shareholders will receive detailed instructions for obtaining new share certificates from the company’s transfer agent within the next 6 weeks, and instructions will also be made available in the “Investor” section of the ITUS website.   A new CUSIP number of 45069V203 will replace the pre-reverse split CUSIP number of 45069V104 to distinguish between the company’s pre- and post-reverse split shares of common stock.

About ITUS Corporation

ITUS funds, develops, acquires, and licenses emerging technologies such as High-Tech, Biotechnology. Life Sciences, and Informatics.  The company has ongoing licensing programs involving encrypted communications, and advanced materials, and an ongoing development program to create highly efficient, flat panel displays, utilizing a proprietary technology for carbon Nanotubes and phosphor luminescence. Additional information is available at www.ITUScorp.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect ITUS Corporation's current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2014 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

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